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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1999
DISTRIBUTION DATE: 4/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                          Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                           Certificate Amount
                                                                                                          -----------------------
      (i)   Principal Distribution
              Class A Amount                                                           $ 20,234,410.70         $25.446067
              Class B Amount                                                           $  4,513,686.07         $66.632658
     (ii)   Interest Distribution
              Class A Amount                                                           $    660,599.23         $ 0.830746
              Class B Amount                                                           $     56,274.60         $ 0.830746
    (iii)   Monthly Servicing Fee                                                      $    122,542.53         $ 0.142008
              Monthly Supplemental Servicing Fee                                       $          0.00         $ 0.000000
              Class A Percentage of the Servicing Fee                                  $    112,922.94         $ 0.142008
              Class A Percentage of the Supplemental Servicing Fee                     $          0.00         $ 0.000000
              Class B Percentage of the Servicing Fee                                  $      9,619.59         $ 0.142008
              Class B Percentage of the Supplemental Servicing Fee                     $          0.00
     (iv)   Class A Principal Balance (end of Collection Period)                       $115,273,122.99
            Class A Pool Factor (end of Collection Period)                                   14.496333%
            Class B Principal Balance (end of Collection Period)                       $  9,819,793.98
            Class B Pool Factor (end of Collection Period)                                   14.496333%
      (v)   Pool Balance (end of Collection Period)                                    $125,092,916.97

     (vi)   Class A Interest Carryover Shortfall                                       $          0.00
            Class A Principal Carryover Shortfall                                      $          0.00
            Class B Interest Carryover Shortfall                                       $          0.00
            Class B Principal Carryover Shortfall                                     ($    193,711.44)

    (vii)   Amount Otherwise Distributable to the Seller that is                       $           0.00        $ 0.000000
            Distributed to Either the Class A or Class B Certificateholders

   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                           $  26,963,834.54
              Class B Amount                                                           $           0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller or
            the Servicer                                                               $           0.00


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